EXHIBIT 99.1



FOR IMMEDIATE RELEASE
Tag-It Pacific, Inc.
Jonathan Markiles
818-444-4100
info@tagitpacific.com

  TAG-IT PACIFIC, INC. REPORTS 2ND QUARTER FY 2003 RESULTS - RECORDS CONTINUED
                                 IMPROVED SALES


Los Angeles, Ca. August 14, 2003 --Tag-It Pacific, Inc. (AMEX: TAG) today reports that for the second quarter of fiscal 2003, net sales increased $939,000, a 4.7% increase over 2nd quarter sales for 2002. Gross profit increased to 26.4% from 25.1% for the same period last year. Net income for the quarter was $701,000 with earnings per share equal to 7 cents.

Colin Dyne, CEO of Tag-It Pacific, Inc., commented: "Overall, we are very pleased with the results of our second quarter. Most importantly, our efforts to diversify our customer base has started to show results. Sales growth for the quarter came from new business to new customers, and our sales concentration is decreasing. Our new product mix is also resulting in improved gross margins.."

The results of our TEKFIT division were very positive, with sales to Levi Strauss & Co., our exclusive customer in this division, being well ahead of plan. Last quarter included the consumer launch of the "Individual FitTM" waistband by Levi Dockers(R) brand, which utilizes our TEKFIT technology, and the reception of the consumer to the product has been excellent. We have several exciting additional products in the pipeline with Levis Strauss & Co. which we expect to be in stores this year.

Our TALON division also continues to grow, particularly in Asia. During the 2nd quarter, we achieved an increase in sales for TALON zippers in Asia. We also experienced an increase in expenses relating to this expansion, including the establishment of a stand-alone office facility in Hong Kong to serve as TALON'S Asian headquarters, and experienced an increase in marketing expenses related to the promotion of our new Oracle bases B2B e-commerce system. This new system is expected to completed in early 2004"

         ABOUT TAG-IT PACIFIC: Tag-It specializes in the distribution of a full range of trim items to manufacturers of fashion apparel and licensed consumer products, and specialty retailers and mass merchandiser brands. Tag-It acts as a full service outsourced trim management department for manufacturers of fashion apparel such as Tarrant Apparel Group and Azteca Production International. Tag-it also serves as a specified supplier of trim items to specific brands, brand licensees and retailers, including Levi Strauss & Co., Abercrombie & Fitch, Express, The Limited, Miller's Outpost and Lerner, among others. Tag-It has positioned itself as a fully integrated single-source supplier of a full range of trim items for manufacturers of fashion apparel. The Company's business focuses on servicing all of the trim requirements of its customers at the manufacturing and retail brand level of the fashion apparel industry. Tag-It offers customers its MANAGED TRIM SOLUTION(TM), an Internet-based, virtual trim department, covering the complete management of ordering, production, inventory management and just-in-time distribution of their trim and packaging requirements.

         ABOUT TALON INTERNATIONAL: Talon International, a wholly-owned subsidiary of Tag-it Pacific, distributes zippers under its TALON brand name to apparel brands and manufacturers such as VF Corporation, Tropical Sportswear, Levi Strauss & Co., Abercrombie & Fitch, Target Stores, Wal-Mart, Express, among others. In December 2001, Tag-it purchased the TALON trademark and trade names. TALON is a 100-year-old brand, which is well known for quality and product innovation. TALON was the original pioneer of the formed wire metal zipper for the jeans industry and is a specified zipper brand for manufacturers in the sportswear and outerwear markets. We have introduced a completely revised high quality line of zippers, broadened distribution to Asia, Mexico and Central America, negotiated with new distributors and initiated a new sales and marketing effort for this brand. TALON is promoted both within our trim packages, as well as a stand-alone product line. TALON enjoys tremendous brand recognition and brand equity in the apparel industry worldwide.

         ABOUT TEKFIT: In 2002, Tag-it created a new division under the TEKFIT brand name. This division develops and sells apparel components that utilize the patented Pro-Fit technology, including a stretch waistband. We market these products to the same customers targeted by our MANAGED TRIM SOLUTION and TALON zipper divisions.


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FORWARD LOOKING STATEMENTS:
With the exception of the historical information, this press release contains forward-looking statements, as referenced in the Private Securities Litigation Reform Act. Forward-looking statements are inherently unreliable and actual results may differ materially. Factors which could cause actual results to differ materially from these forward-looking statements include the unanticipated loss of one or more major customers, economic conditions, the availability and cost of financing, the risk of a softening of customer acceptance of the Company's products, risks of introduction by competitors of trim management systems with similar or better functionality than our Managed Trim Solution, pricing pressures and other competitive factors, potential fluctuations in quarterly operating results, our management of potential growth and the risks of expansion into new business areas. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission including the Company's most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



                              TAG-IT PACIFIC, INC.
                          Selected Balance Sheet Items
                             (all numbers in $000's)

                                                                        December
                                                             June 30,      31,
                                                               2003       2002
                                                             -------     -------

Accounts Receivable ....................................     $25,107     $20,760

Inventories ............................................     $24,586     $23,105

Total Current Assets ...................................     $52,718     $45,053

Total Assets ...........................................     $63,838     $54,303

Line of Credit .........................................     $15,496     $16,182

Accounts Payable and Accrued Expenses ..................     $12,786     $10,401

Total Current Liabilities ..............................     $31,921     $30,233

Total Liabilities ......................................     $34,842     $32,940

Convertible Redeemable preferred stock Series C ........     $ 2,895     $ 2,895

Total Stockholders' Equity .............................     $26,101     $18,467

Total Liabilities and Equity ...........................     $63,838     $54,303


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


                              TAG-IT PACIFIC, INC.


                        Consolidated Statements of Income
                     (all numbers (excluding EPS) in $000's)


                                    Three Months Ended       Six Months Ended
                                         June 30,                 June 30,
                                   --------------------    --------------------
                                     2003        2002        2003        2002
                                   --------    --------    --------    --------

Net sales ......................   $ 20,732    $ 19,793    $ 35,090    $ 29,118

Cost of goods sold .............     15,267      14,816      25,326      21,507
                                   --------    --------    --------    --------
   Gross profit ................      5,465       4,977       9,764       7,611

Selling expenses ...............      1,246         578       2,075         973

General and administrative
   expenses ....................      2,940       2,692       5,638       4,597
                                   --------    --------    --------    --------
   Total operating expenses ....      4,186       3,270       7,713       5,570
                                   --------    --------    --------    --------
Income from operations .........      1,279       1,707       2,051       2,041

Interest expense, net ..........        343         306         664         568
                                   --------    --------    --------    --------
Income before income taxes .....        936       1,401       1,387       1,473

Provision for income taxes .....        187         355         277         373
                                   --------    --------    --------    --------
Net income .....................   $    749    $  1,046    $  1,110    $  1,100
                                   ========    ========    ========    ========
Less: Preferred stock dividends         (47)        (45)        (94)        (90)
                                   --------    --------    --------    --------
Net income to common
   shareholders ................   $    702    $  1,001    $  1,016    $  1,010
                                   ========    ========    ========    ========
Basic earnings per share .......   $   0.07    $   0.11    $   0.10    $   0.11
                                   ========    ========    ========    ========
Diluted earnings per share .....   $   0.07    $   0.10    $   0.10    $   0.11
                                   ========    ========    ========    ========
Weighted average number of
common shares outstanding:
   Basic .......................     10,209       9,282       9,818       9,149
                                   ========    ========    ========    ========
   Diluted .....................     10,737       9,592      10,169       9,448
                                   ========    ========    ========    ========


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